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                                                                     Exhibit 5.1


                        [KIRLAND & ELLIS LLP LETTERHEAD]


                               November 14, 2003


Norcross Safety Products L.L.C.
Norcross Capital Corp.
and the Guarantors set forth below
2211 York Road
Suite 215
Oak Brook, Illinois 60523


Re: Registration Statement on Form S-4


Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Norcross Safety Products L.L.C., a Delaware limited liability company (the "COMPANY"), Norcross Capital Corp., a Delaware corporation ("NORCROSS CAPITAL" and together with the Company, the "ISSUERS"), and each of the subsidiaries of the Company listed on Exhibit A attached hereto (the "GUARANTORS" and together with the Issuers, the "REGISTRANTS") in connection with the proposed registration by the Issuers of $152,500,000 in aggregate principal amount of the Issuers' 9 7/8% Senior Subordinated Notes due 2011, Series B (the "EXCHANGE NOTES") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on November 14, 2003, under the Securities Act of 1933, as amended (the "ACT") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT"). The Exchange Notes are to be issued pursuant to an indenture (as amended and supplemented from time to time, the "INDENTURE"), dated as of August 13, 2003, between the Issuers, the Guarantors and Wilmington Trust Company, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuers' 9 7/8% Senior Subordinated Notes due 2011 (the "OLD NOTES"), of which $152,500,000 in aggregate principal amount are outstanding.

         In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated as of August 13, 2003, by and among the Registrants, CIBC World Markets Corp., Lehman Brothers Inc., and Fleet Securities, Inc., relating to the Old Notes.

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November 14, 2003
Page 2

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder, and the federal law of the United States.

         Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise. We will, however, provide a new opinion in the event that a material amount of time passes

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November 14, 2003
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between the date of this opinion and the date upon which the Registration
Statement becomes effective.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                              Very truly yours,


                                              /s/ Kirkland & Ellis LLP

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November 14, 2003
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                                    EXHIBIT A

Morning Pride Manufacturing L.L.C., a Delaware limited liability company

North Safety Products, Inc., a Delaware corporation

North Safety Mexico Holdings LLC, a Delaware limited liability company